UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 19, 2017 and June 20, 2017, CytoDyn Inc. (the “Company”) issued $1.7 million in aggregate principal amount of unsecured convertible promissory notes (the “Notes”) and related warrants (the “Warrants”) to purchase common stock of the Company (the “Common Stock”) in private placements (the “June Placements”) to various accredited investors, pursuant to subscription agreements entered into with each (collectively, the “Subscription Agreements”), in exchange for cash in an equal amount. The proceeds of the June Placements are anticipated to be used for general working capital and to fund clinical trials.

Except as described in Item 3.02 below with respect to the Warrants, the terms of the June Placements and of the Notes and the Warrants are identical to those of the private placement that occurred on May 31, 2017 (the “May Placement”). The May Placement is described in the Form 8-K filed with the Securities and Exchange Commission on June 2, 2017 (the “Prior 8-K”), which is incorporated herein by reference as modified hereby.

Item 3.02.	Unregistered Sales of Equity Securities.

June Placements

In the June Placements, the Company sold $1.7 million in aggregate principal amount of Notes and related Warrants to various accredited investors. The principal amount of the Notes plus unpaid accrued interest at an annual rate of 7.0% is convertible at the election of the holders into shares of Common Stock at any time prior to maturity, at an initial conversion price of $0.75 per share, with an aggregate of 2,266,665 shares of the Company’s Common Stock underlying the Notes.

As part of the investment in the Notes, the Company also issued Warrants exercisable for 50% of the shares into which the Notes are convertible, with Warrants for an aggregate of 1,133,332 shares of Common Stock issued in the June Placements. The Warrants are exercisable at a price of $1.00 per share. The Warrants are currently exercisable in full and will expire five years from the date of issuance.

The Subscription Agreements contain certain “piggyback” registration rights relating to resales of shares of Common Stock underlying the Notes and the Warrants.

Prior to the consummation of the June Placements, the Company engaged a placement agent to assist with identifying certain investors to participate in the offering of its Notes and Warrants. In consideration for such services, the placement agent will receive warrants (the “Placement Agent Warrants”) exercisable for 8% of the shares of Common Stock underlying Notes sold to qualifying investors. The Placement Agent Warrants will be exercisable at a price of $0.825 per share and will expire five years from the date of issuance. The Placement Agent Warrants will also contain cashless exercise rights and rights to assign such warrants to its qualifying employees and affiliates. In addition, the placement agent is entitled to a cash fee equal to 9% of the gross proceeds received by the Company from qualifying investors first introduced to the Company by the placement agent, as well as a non-accountable expense fee of $20,000, which was paid on June 19, 2017. The placement agent is not entitled to any compensation relating to investors not first introduced by it to the Company.

In connection with the June Placements, the placement agent is entitled to Placement Agent Warrants for 53,333 shares of Common Stock and a cash fee of $45,000.

Each of the investors in the June Placements and the placement agent has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the Note, the Warrants and the Placement Agent Warrants.

May Placement

On June 19, 2017, the terms of the Warrants issued to investors in the May Placement were modified to reflect certain revised offering terms. As compared to the May Placement, the terms of the June Placements were identical, except that in the June Placements (i) coverage for the Warrants was increased from 25% to 50% of the shares into which the Notes are convertible, resulting in an increase in the aggregate number of shares for which such Warrants are exercisable from 383,333 to 766,666 and (ii) the exercise price of the Warrants was decreased from $1.35 to $1.00. The terms of the May Placement remain otherwise unchanged and are described in the Prior 8-K, which is incorporated herein by reference as modified hereby.

Consultant Warrant

On June 21, 2017, the Company issued a warrant (the “Consultant Warrant”) for 200,000 shares of Common Stock to a third-party consultant, as consideration for services provided. The Consultant Warrant is exercisable at a price of $0.64 per share and will expire five years from the date of issuance. The Consultant Warrant will vest 25% on the date of issuance, 25% on December 31, 2017 and 50% upon the completion of certain strategic milestones. The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the Consultant Warrant.

General

The foregoing description of the Notes, the Warrants, the Placement Agent Warrants, the Consultant Warrant, the May Placement and the June Placements is qualified in its entirety by reference to the full text of the Notes, the Warrants, the Placement Agent Warrants, the Consultant Warrant and the Subscription Agreements, the revised forms of each of which are attached as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note

4.2	Form of Warrant to Purchase Common Stock

4.3	Form of Placement Agent Warrant

4.4	Form of Consultant Warrant

10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: June 21, 2017	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Promissory Note

4.2	Form of Warrant to Purchase Common Stock

4.3	Form of Placement Agent Warrant

4.4	Form of Consultant Warrant

10.1	Form of Subscription Agreement